UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 10, 2012, Coldwater Creek Inc. (the “Company”) held a Special Meeting of Stockholders at the Company's corporate headquarters. A total of 21,225,880 shares of the Company's Common Stock were present in person or by proxy at the Special Meeting, representing 57.98% of the total number of shares outstanding and entitled to vote at the meeting and a quorum. The proposal listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in the Company's Proxy Statement filed with the Securities and Exchange Commission on October 26, 2012. The certified result of the stockholder vote is as follows:

Proposal - Approval of Amendments to the Company's Amended and Restated Stock Option/Stock Issuance Plan

To approve several amendments to the Company's Amended and Restated Stock Option/Stock Issuance Plan (the "Plan") outlined in the Company's Proxy Statement filed with the Securities and Exchange Commission on October 26, 2012.

For	Against	Abstain	Broker Non-Votes
18,603,637	1,606,117	1,016,126	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: December 11, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer